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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 21, 1998 with respect to the consolidated financial statements of Host Communications, Inc. for the years ended June 30, 1998 and 1997 included in the Proxy Materials on Schedule 14A of Bull Run Corporation.


                                                /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
August 5, 1999